Exhibit 99.1

Special Note Regarding Forward-Looking Statements
The following transcript contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements involve risks and uncertainties, and relate to future events or our future financial or operating performance. The forward looking statements include all statements other than statements of historical fact. These statements are only predictions. Actual events or results may differ materially from those contemplated by forward-looking statements for a variety of reasons, including among others:

•	the potential effects on our financial results of new accounting standards we will be required to adopt no later than January 1, 2018, relating to revenue recognition;

•	Google and other search engine companies changing their natural search engine algorithms periodically resulting in lower ranking of our products;

•	changes in U.S. and global economic conditions and consumer spending;

•	any downturn in the U.S. housing industry;

•	the imposition of tariffs or occurrence of other factors that increase the price of importing into the U.S. the types of merchandise we sell;

•	world events;

•	the rate of growth of the Internet and online commerce, and the occurrence of any event that would discourage or prevent consumers from shopping online or via mobile apps;

•	our failure to maintain our existing relationships with our fulfillment partners or build new relationships with fulfillment partners on acceptable terms;

•	our failure to maintain optimal levels of product quality, quantity and assortment or to attract sufficient consumer interest in our product offerings;

•	any claims we may face regarding the quality, safety or labelling of the products we offer;

•	modifications we may make to our business model from time to time, including aspects relating to our product mix and the mix of direct/partner sourcing of the products we offer;

•	the mix of products purchased by our customers and changes to that mix;

•
any claims we may face regarding cyber security issues or data breaches or difficulties we encounter regarding Internet or other infrastructure or communications impairment problems or the costs of preventing or responding to any such problems;

•
any problems with or affecting our payment card processors, including cyber-attacks, Internet or other infrastructure or communications impairment or other events that could interrupt the normal operation of the payment card processors or any difficulties we may have maintaining compliance with the rules of the payment card processors;

•	any substantial decrease in our liquidity, whether as a result of stock repurchases we may make or as a result of our business operations;

•
problems with or affecting the facility where substantially all of our computer and communications hardware is located or other problems that result in the unavailability of our Website or reduced performance of our transaction systems;

•	difficulties we may have in responding to technological changes;

•	losses we may incur due to fraud or our inability to prevent fraud;

•	claims or other problems we may encounter as a result of the listing or sale on our website of pirated, counterfeit or illegal items;

•	difficulties we may have financing our operations or our expansion with either internally generated funds or external sources of financing;

•	any failure by us to maintain compliance with the requirements of our credit facility;

•	any environmental liabilities we may incur relating to the real estate we recently purchased for our new corporate headquarters;

•	any failure of any of our product or service offerings outside of our main shopping website offerings to provide the benefits we expect from them;

•	any difficulties we may encounter as a result of our reliance on numerous third parties that we do not control for the performance of critical functions material to our business;

•	any difficulties we may encounter in connection with the rapid shift of ecommerce and online payments to mobile and multi-channel commerce and payments;

•
the extent to which we may owe income or sales taxes or may be required to collect sales taxes or report sales or to modify our business model in order to avoid being required to collect sales taxes or report sales or avoid the application of other types of taxes, and any liabilities that may ultimately be imposed upon us for not having collected sales tax in jurisdictions in which we have not done so;

•
any losses or issues we may encounter as a consequence of accepting or holding bitcoin or other cryptocurrencies, whether as a result of regulatory, tax or other legal issues, technological issues, value fluctuations, lack of widespread adoption of bitcoin or other cryptocurrencies as an acceptable medium of exchange or otherwise;

•
increasing competition, including competition from well-established competitors including Amazon.com, competition from competitors based in China or elsewhere, competition from well-funded companies willing to incur substantial losses in order to build market share, and from others including competitors with business models that may include delivery capabilities that we may be unable to match;

•	difficulties with the management of our growth and any periods in which we fail to grow in accordance with our plans;

•
difficulties we may encounter in connection with our efforts to emphasize our home and garden product offerings and to brand ourselves as a home and garden shopping destination, including the risk that our sales of home and garden product offerings could decrease substantially as a result of a significant downturn in some or all of the U.S. housing market;

•	fluctuations in our operating results;

•	difficulties we may encounter in connection with our efforts to expand internationally, including claims we may face and liabilities we may incur in connection with those efforts;

•	difficulties we may encounter in connection with our efforts to offer services to our customers outside of our retail ecommerce business;

•
difficulties, including expense and any operational or regulatory issues we may encounter in connection with the integration or operation of the assets and operations of the financial technology company and two registered broker dealers affiliated with the financial technology business that we acquired;

•
technical, operational, regulatory or other difficulties we may encounter with our Medici blockchain and financial technology initiatives, including any difficulties we may have marketing any products or services Medici may offer, whether due to lack of market acceptance or as a result of competition from any of the numerous competitors seeking to develop competing technologies or systems or as a result of patents that may be granted to other companies or persons;

•
any impairment we may recognize with respect to assets or businesses that we have acquired or may acquire, including with respect to our investments in companies that are in startup or development stages;

•	any liability or expense we may incur as a result of our investments in other companies, whether as a result of regulatory issues or otherwise;

•	adverse results in legal proceedings, investigations or other claims;

•	any difficulties we may have optimizing our warehouse operations;

•	the risks of inventory management and seasonality, particularly with inventory subject to rapid price declines;

•
the cost and availability of traditional and online advertising, the rapid changes in the online advertising business and the longer-term changes in the traditional advertising business, and the results of our various brand building and marketing campaigns;

•	risks that the amount of deferred tax assets we consider realizable could be reduced if estimates of future taxable income during the carryforward period are reduced; and

•	the other risks described in our public filings, including our Form 10-Q for the quarter ended June 30, 2017 as described below.
In evaluating all forward-looking statements, you should specifically consider the risks outlined above and in our Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 3, and the risk factors contained in any other filing we make with the SEC after we file this transcript. These factors may cause our actual results to differ materially from those contemplated by any forward-looking statement contained in this transcript. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee or offer any assurance of future results, levels of activity, performance or achievements or other future events.
These forward-looking statements speak only as of the date of the earnings call transcribed in the following transcript and, except as required by law, we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the time of the call or any changes in our expectations or any change in any events, conditions or circumstances on which any of our forward-looking statements are based.

AUGUST 03, 2017 / 08:30PM OSTK - Q2 2017 Overstock com Inc Earnings Call

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
OSTK - Q2 2017 Overstock com Inc Earnings Call

EVENT DATE/TIME: AUGUST 03, 2017 / 08:30PM GMT

CORPORATE PARTICIPANTS
Jonathan E. Johnson Overstock.com, Inc. - President, Medici Ventures and Director
Patrick M. Byrne Overstock.com, Inc. - Founder, CEO and Director
Robert P. Hughes Overstock.com, Inc. - SVP Finance & Risk Management
Saum Noursalehi Overstock.com, Inc. - President, Retail and Director

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Second Quarter 2017 Overstock.com Earnings Conference Call. (Operator Instructions) As a reminder, today's conference call may be recorded.

I'd now like to introduce your host for today's conference, Mr. Robert Hughes, Senior Vice President, Finance. Sir, please go ahead.

Robert P. Hughes - Overstock.com, Inc. - SVP Finance & Risk Management

Thank you. Good afternoon and welcome to our second quarter 2017 earnings conference call. Joining me today are: Dr. Patrick Byrne, Founder and CEO; Saum Noursalehi, President of our Retail business; Jonathan Johnson, President of our Medici business; and Seth Moore, Senior Vice President.

Let me remind you that the following discussion and our responses to your questions reflect management's views as of today, August 3, 2017, and may include forward-looking statements, actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in the press release filed this afternoon and in the Form 10-Q we filed today. Please review the safe harbor statement that you will see on Slide 2.

During this call, we'll discuss certain non-GAAP financial measures. The slides accompanying this webcast and our filings with the SEC, each posted on our Investor Relations website, contain additional disclosures regarding these non-GAAP measures, including reconciliations of these measures to the most comparable GAAP measures.

Patrick, with that, let me turn the call over to you.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO and Director

Great. Thank you, Rob. I'm going to be walking through this slide deck. I'll be calling out these slides, we're trying a new system this time because we're showing more slides with some animation because the story gets fairly complicated. I'm going to try to move quickly and let you know where I am. On safe harbor, everybody has that.

Slide 3. The results, the combined results of Retail and Medici, well, the first step is to say, let's disaggregate them. And if you disaggregate them, this is what you're looking for I'm going to say, these are the numbers, Slide 4 is what we're looking at for Retail results. We did keep growth up, but truth is it's not obvious necessarily what's going on, but what's going on is our gross profit is doing well. Our expense control is great. What's happened is it became significantly more expensive to drive revenue than we had anticipated, why that is happening is on Slide 5, there's really 4 things going on you should know about. One, as described in my shareholders' letter, the main event is Google and SEO. Just in the interest, I give shareholders the same information that I give the Board of Directors, nothing's an excuse, I'm not saying it's not my fault, we try to be clear. You are the owners, we try to be clear with you about what's happening in the business you own.

Google did something that was a quite disruptive to us in Q2. Not complaining, actually, we're a big customer of theirs, we do lots of good things together. Every May, Google does its big annual change on its algorithm. To give you an idea of how big this change is, there's a firm that is looking at Google every day, it's called Moz. You can look at your Moz Rank, it's basically a measure of the volatility of listings, the beta of listings within Google. Normally, it runs at 60 to 70, in previous years when they do their change in May, you'll see that Moz score go up to 100 maybe, 90 to 100. It shows there's a lot of volatility in the listings, and for a couple of weeks it may be there.

This year, with Google's new algorithm, Fred, it's what people are calling it colloquially because we don't even know what they were calling it in Google, it was very disruptive. Moz scores of at least 115, I think it even went temporarily above that and it had persisted for months. It's persisted May, June and part of July. We punch above our weight when it comes to SEO, we're very good at it, we've always been good, paid attention to it. That means that an unusually large amount of our traffic actually comes from SEO, and when things like this happen in the SEO -- when Google sneezes, we catch pneumonia, when they make these changes. We have launched an intense series of projects, we've completed a bunch of them, we have more coming. We think we have corrected this. Well, we're in the process of correcting it. We feel confident that by early September, we should be back on the profitable growth path. But there's no way to anticipate -- although we are organizing ourselves so we should not be caught so off guard and can respond. We responded pretty quickly on this and getting all the right assets organized.

Saum, do you want to say anything else about Google SEO?

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

Sure. Yes. We understand the issue, we've heavily resourced the team. There's 20-plus initiatives queued up that are due to be completed over the next month to tackle the issue. We're confident we understand it and we're responding quickly.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO and Director

We did 17 projects in July to address this, we got 24 in the next month, we think we've always been good students of this. The problem is, you really can't anticipate what they're going to do, so you have to figure out how to respond. Saum and his crew is the king of this, so I think we're in good shape there.

On e-mail migration. I'm not going to name our old vendor, but we moved to a great new vendor called Responsys this quarter. I think, Saum, didn't we mention that a quarter or 2 ago we were doing this move?

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

Yes, I think we did.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Responses is much more capable of handling the mass customization, mass personalization, of which we are now capable, in a way that our old e-mail system could not. In the act of migrating e-mail systems, one has to be careful about how quickly one dials it up because you're warming up new IP addresses that Google and MSN people, Yahoo! and so forth don't know. In the act of migration, you have to be somewhat ginger in how you dial up the new system, and that cost us. Anything else you want to mention on that, Saum?

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

This channel has been, since the migration turned around and it was an investment, as Patrick mentioned, for a better personalization and faster campaign creation, which is going to be good this quarter and long term.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Thank you. Marketing tech migration, what do you want to say about that, Saum?

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

We actually mentioned this one as well last quarter. This is moving a lot of our digital advertising in-house, it was an investment we started about a quarter ago. As I said in the last quarter's earnings, this is going to start paying off the second half of the year, which we are already starting to realize. It was an investment and so this month, we're starting to see great results and we think that will continue to get stronger throughout the year.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Yes. There's a whole new wave coming into the Internet world of Internet marketing. We have lived through, I don't know, 5 or 6 kind of generations of digital marketing. There's a new generation based in machine learning that's hitting the marketplace. I think we were quite early in applying these and adopting these technologies and refining them. Don't want to say more than the systems we are now hooking up to machine learning are having very nice results. We think that it's great that there's this new generation, sometimes we're sort of leaders of the pack. A couple of the generational changes we missed and we've played Johnny-come-catch up, Johnny-come-lately. This time we are back sort of in the early stages and we're hiring unbelievable talent like we've never been able to access from great companies in Silicon Valley and Boston and Washington State, great talent, PhD-type folks are joining us who can really take this to the next level.

And then lastly, what's going on is Wayfair. When I tell you about Wayfair, I don't need letters saying, oh, stop telling us to short Wayfair, I'm not telling anyone to short Wayfair, do what you want. I think that it's appropriate to tell the shareholders the same thing I tell the board, which is, it's kind of silly at this point not to talk about our competitive position vis-a-vis Wayfair given that they have just come in and so heavily dominated and I would say distorted the marketing landscape in an unsustainable way.

Moving to Slide 6. I'll show you what I mean, here's our stuff through Q1. They're basically spending 3, almost 4x what we're spending on marketing. And if you look at the bar graph on the right, yes, the purple line is them, red is Overstock, they're getting a smidge more traffic, but they're spending a heck of a lot more for it.

Next slide, Slide 7. You see their days payable outstanding is over twice ours. We pay our vendors very promptly and we think the vendors we deal with appreciate that.

Next slide, accounts payable, just continues -- we manage our business quite conservatively and you see where Wayfair is.

Okay. I'd like to switch subjects to something really quite significant that we launched in beta last week. There's Cars by Overstock up on our site now, there's a new beta tab up there. It is wonderful, there's so much opportunity with this tab. It's a beautiful tab that builds on everything we do well, people may not understand that, but I'm going to show you on Slide 10.

This is from our Overstock voice of the customer panels. We have ways of surveying our customers for how they perceive, for the following companies, how likely would you be to consider purchasing a car through an online marketplace they create? It's really us and Amazon and actually, we do better than Google, eBay and Walmart even in this selection. We think our customers are ready for it.

We think there's a real opportunity for us to do this. I want to point out, this is right down the middle of the fairway of what we're good at. One of the things we're really good at is internal search. Our ability to present these products and let people search them and along with marrying them up to financial products is actually quite advanced. It's harder to do some of the things that we do, hard to do them well. Our real competitors on this new tab are: Auto Trader and Cars.com. I think that we can actually do very well with this.0 2017 / 8:3PM, OSTK - Q2 2017 Overstock com Inc Earnings Call

Slide 11, you see why Overstock Cars? We have great research with Overstock Cars. We have a very nice deal with Motor Trend. TEN: The Enthusiast Network, who owns Motor Trend and a bunch of other magazines, we have a deal with them for the content. I think our deal is unique. Well, it is unique. It's not exclusive, but it is unique. We have great content that helps people research, we have 4 million cars available. We've applied our expertise with faceted search, with the search that we use to go through 100,000 watches to find the 6 that you might be interested in, using that faceted search on the left of our site, we've done the same thing with cars. You can go through 4 million cars, it's basically the same number of cars that Auto Trader and Cars.com have, much more than everyone else. You can use the search functionality just like you were searching for a watch to find it, we also have anonymous negotiations. Currently, only about 40% of the dealers are up with it, but we think in a couple of months we'll have essentially all the dealers in America up with it. People, females especially, don't want to go to a car lot and get hassled with some hard sell, they, in particular, like this feature, where you can negotiate for the car through our site and the car lot never gets your name and real number or anything, anonymous negotiation.

We're offering warranties with the product, you can buy protection through Overstock. We have third parties providing the warranties, but we are the lowest cost for warranties, significantly lower than you're going to get on any car lot. We're offering, and this is all live right now and everything I've been describing, financing for all financial situations totally online. So basically, however your credit is, there is a financing option. I think that there are financing options for, you can't say everybody, but just about anybody who can fog a mirror, there's somebody who will provide finance and of course, different rates. Unlike the only other site I'm aware of that offers this, we do it all real-time online and can even fund right to your bank account. If you have good or excellent credit and you're buying a car, we can electronically transfer the money right into the bank account, for people with lesser credit, it goes to the car dealer, but it's all real-time online. I think, a massive opportunity with off-lease vehicles that people are aware of what's going on in used car lot and some of the used car market. Some of the very large car rental companies, a great deal of their economics are actually predicated on the recovery value. After using a car for 4 or 5 years, they go to resell it. What's happening in that market, we think we have a great solution for liquidating large fleets of vehicles. You will be seeing us by Q4 offering parts, 3 or 4 million parts and maintenance to the home.

And lastly, also coming, the cars will be viewable in virtual reality, you'll be able to tour these cars through virtual reality, it's unbelievable for customers. For sellers it's quite attractive, a typical car dealer is paying about, let's say, $40 per rooftop, meaning, if he's got 50 cars on his lot, he's paying Auto Trader, say, $2,000 a month. Our system is getting them that for free, you're getting all this advertisement for free, they're loving it. It's free to use and they're getting free traffic, more exposure of their inventory and free leads and even this free negotiation feature, that's all free to them. We're hearing since this launched on I think Friday, we're hearing from car dealers, the few that we didn't get on, they're calling and saying, how do we get on your system. This is going to be a huge hit. There's people with multibillion-dollar valuations that if people explore it versus the competition, you're going to see this is a better system. So very excited about cars.

Revenue opportunities around the whole ownership experience, advertising revenue, we barely touched on, but financing, warranties, insurance, that will be coming up in Q4, and parts. The advantage of this is I think we'll get more male customers, millennials as well, we're heavily skewed female, this will be attractive for them. We are, I believe, the first market where the entire ownership experience covered with our car tab, from researching the product, the car, buying it, financing it, repairing and maintain and selling it, we have that whole experience covered.

Potential cross-monetization on partner sites. Won't expand on that too much other than there are lots of people who have -I'm actually on the road right now because I've been meeting somebody who would love to cross-monetize this on another site.

Next, how important are protection plans to people who buy a car, it turns out to be very important. Where over half of people in both cases say that they would buy one if they could, that has not come online in any significant way. We're doing something groundbreaking, I think, in getting this online and so easy to use. It's so easy to use as you buy a car or even buy from a car dealer you have or refinance a car you already have.

Next, the bank rates. the bank rates are excellent to low credit. As I said, of course, is differential pricing. If you have excellent credit, we'll pay right to your bank account, funds sent to dealers, finance providers, we're not taking any risks here, we are not keeping any of it. We're making very nice money out of this, we have the option as time goes on and we get some underwriting experience, we may actually put some capital at risk and we'll tell you before we do that. But for the moment, there's no capital at risk, we have no delinquency risk from any of the people who act through the site, this is all through third parties.

Warranty provider is Ally, formerly GMAC. We chose them because they have the highest payout ratio that we could find, 99.3%, because we want to maintain this as consistent with the Overstock brand and then in turn our Overstock customers get a good experience.

Okay. The status, we're in beta. We're getting customer feedback. We are live with research, finance, buy, warranty and refinance. We will shortly in coming months, but not a high number of months, we'll have an app with virtual reality. And we're working on the off-lease vehicles and are exploring strategic partnerships like mad. I've been kind of amazed at how my travel schedule has changed in the last 5 days. I'm very proud of this car tab. It's been sometime in the making, a couple million, millions of dollars in the making, not an egregious number of millions of dollars, but fully loaded single-digit millions of dollars, but it has shown up in our financial results over several quarters as we've been building this. But I'm very proud that this is live and it's a great product.

Okay. Lastly, we have another great product to discuss. And this is tZERO, our blockchain-meets-capital-market subsidiary, has introduced a really stellar, stellar product. And I'm going to spend some time walking through this. I'm on Slide 16 now, going to Slide 17.

We can't play this video, but I want to remind people that in 2008 as everything melted down, Alan Greenspan was called before Congress to explain what's going on, and he made this statement: "There are additional regulatory changes that this breakdown of the central pillar of competitive markets requires in order to return to stability, particularly in the areas of fraud, settlement and securitization." Well, you may remember that the first part of that sentence got a lot of attention, lot of newspaper journalists love to say: Greenspan shows that market says markets don't work. Seriously, though, at the end of the sentence where he said fraud. Obviously, that was sort of Bernie Madoff and that kind of stuff. Securitization, mortgage-backed securities, people had forgotten the role that settlement failure played in the crisis of 2008 almost deliberately, but that's been left out of this. It's almost been whitewashed from history. Going to show you how it came about.

On Slide 18, so now I'm going to animation. And hopefully, this will work on your screens. This is securities lending, how it is supposed to work. A pension fund has some securities, they custodian it with a prime broker. The prime broker sees a short seller who wants a locate so they can go and short sell. The prime broker gives the locate to the short seller and the short seller, let's say, pays $20 for it. Now, the short seller can go and sell, short that number shares because they have a locate, a reasonable good faith to believe that they can deliver. So that's how it's supposed to work. This is what was really going on, has historically gone on. When the beneficial owner or the pension fund custodians with a prime broker and they see that, that prime -- and the prime broker realizes that they can get $20 from 1 short seller for a locate, there's surprisingly little in the system, especially if you go back 10, 12 years, amazingly little in the system to keep the prime broker from doing this, from telling several short sellers, okay, you're good. $100,000, Martha Stewart to short, and that maybe you give it to 3 or 4 short sellers, they only got $50,000 in the box, but the settlement system would settle. It would go on, there'd be failures to deliver. Nobody cared about cleaning up the FTDs and so forth. That, as everybody knows, we had 3.8 million failures to deliver in a very critical time in our existence and they persisted for 3 years. We were on for 998 days on the Reg SHO list, that's because there was these sort of shenanigans going on.

Another thing that happens is the beneficial owners started getting smart. The pension funds about 10 years ago started saying, if you're loaning our stock out, Mr. Prime broker, we want to get a cut of what you're making. So, the prime broker loans it on for $20, gives a locate for $20 and, say, 30% or $6 would go to the pension fund, that's the theory. But what several court cases have turned out, I'm not going to name any names, but what some court cases have revealed is what actually goes on is when that prime broker sees that they can get $20 for a locate, they go to a friendly prime broker to act as an intermediary and ask that friendly prime broker, they say, we'll give you the locate for, let's say, $2 and then they get the $2, of which they give 30% or $0.60 to the pension fund. Then, it is that intermediate prime broker who goes on, collects the $20 from the short sell, gives that short seller, gives them a locate, then there are various kickback mechanisms that allow, like overnight repo trade or something, that allows one prime broker to kick back their fair share to the other prime broker.

That happened consistently among some of the biggest prime brokerages who dominate this field. The solution is what we have built. This opacity has made this extremely profitable for Wall Street, it's remarkably profitable. I believe it's about 3/4 of the revenue of prime brokerage of the major players that are on Wall Street, it's so profitable because of its opacity, that's why in 2008, Alan Greenspan was explaining to Congress that settlement is part of the problem. In fact, what happened on September 15 is the settlement system froze and the people didn't know who they could trade with anymore. So there's systemic implications on having a system with a lot of slop in it. The solution is tZERO. We have, as you know, the world's only SEC-approved ATS that can trade blockchain instruments, we also had built an auction mechanism, an overnight auction mechanism. So the beneficial owner, his stock is effectively being auctioned off by the tZERO software every night between 8 p.m. and 8:30 a.m. at the marketplaces,the auction places. It's Dutch auction -- a hybrid Dutch auction. And let's say -- and so generates locates which we call digital locate receipts. Let's say because this market is not so opaque it's going to clear a $10 instead of $20. The short seller who agrees to pay $10 is seeing that go into the business -- go into tZERO, he gets his digital locate receipt, and of that $10, $8 goes to the pension fund and $2 stays with tZERO. So, the pension fund is getting $8 instead of $0.60 and the short seller is paying $10 instead of $20, and we're making a couple of shekels for our efforts. This creates a perfect blockchain solution to the problem of the whole security lending business, immutable records, transparent to the regulators that will enable -- we know of SEC, there was a public event about 10 years ago, the SEC was scolding publicly a couple of the large prime brokers in front of the crowd saying: we do these audits of your locates and we get into your books and records and where you have supposed to have recorded whose stock it was you gave a locate to you've recorded Mickey Mouse or 3 dots or something like that. In other words, these locate trails went off into the mist, and that's because they were giving more locates than they had stock. I say with approval, the SEC has in recent years gotten much more serious than they were about this 10 years ago and the kind of messages that happened with us 10 years ago can't happen today, but that's made the system very tighter than it should be. This is, I think, the biggest application I've yet heard of a blockchain because it's addressing a problem that is 75% -- well, I can say this for a fact, it's 75% of the revenue of one prime brokerage on Wall Street. Now who that is and how I would know that, I'll leave to the smart fellas on the phone can probably figure out, but I can promise you it's 75% of the revenue of one very large prime brokerage on Wall Street is securities lending. It's a stock loan operation with the name of a big bank on the door, and it's a field that's been notoriously murky and fuzzy and lots of complaints and the SEC has tried to clean up. What counts as a locate, doesn't. All that stuff is so we've had

-- Jonathan and I have been in meetings with law enforcement where it's like talking about how many angels dance on the head of a pin to figure out if something is over the line or not. This takes all that away. It becomes completely transparent, completely digital in the sense of -- binary in the sense of good or not good. There's no fuzziness about anything, and it provides an audit trail all the way back to the actual stock certificate in an account at the DTCC. So your counterparty is the DTCC, it's not tZERO. So we think this solves the problem that has bedeviled the capital markets, that the SEC is serious about solving and it's an area that is 3/4 of the revenue of one of the large prime brokers on Wall Street. We think this is a revolutionary product, it's live, it's been live for 5 weeks. There are people short selling in the American capital markets based on locates generated by this system. I suppose that means that this is not all kosher. If this had not been built all kosher I'd be in an enormous amount of trouble, but that's how confident we are of this system, It survives scrutiny. It's a great solution to this and the biggest business opportunity we have ever looked at, I think.

Next, do you want to know more? If you're a short seller who's interested in taking part or somebody who has inventory, I'll mention we have about 700 symbols in inventory now. 100 of them are hard to borrow, we have over $100 million in inventory. Another reason I'm in New York is talking to people who have billions or tens of billions of dollars that they want to integrate, they want to provide as inventory. So, we'll see how this goes, but I'm really quite proud of this system. Jonathan, anything you want to add on Medici?

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

I think this digital locate receipt is a fantastic opportunity. We rolled it out at the end of Q2, we had minor revenue, we're going from 0 to something shows there's a business there. If people have hard-to-borrow stocks, they can now monetize them significantly. If people want to short hard-to-borrow stocks, they now have a way that they can borrow them with surety that they will be able to settle the trade, which is what any short seller should want to do.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Right. Okay. So with that, we're on Slide 25. We'll go to questions. Jonathan, why don't you emcee the questions.

QUESTION AND ANSWER

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Yes. We have a number of questions that have been e-mailed in. I've got a handful of questions from shareholders, and we appreciate they are asking questions. I think some have been addressed in the presentation, but I'll bring them up and Patrick you can let us know who should answer them.

So one of the first questions relates to the retail business. Is the Q2 performance a reflection of your current brand or an outlier? And if it's an outlier, what will have to occur in Q3 to improve sales? Saum that's probably a question for you.

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

Yes, sure. As discussed, there's really 2 channels that were our challenges for this quarter. I don't think this is a continuing challenge, this is an outlier. One of those has been turned around and the second, in the latter half of this quarter, I think, we will have got to a good position.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

We can say that things have already come back a few points in the right direction, quarter-to-date. I think in another few weeks that come back becomes more pronounced, but we have arrested the decline and are moving things in the right direction now.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Right. There's a similar question on sales trends and it has to do with search engine optimization. In Q2, were others like Wayfair and Houzz bidding off the curve? Or to drive profitable sales gains and if so how did we deal with that?

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

Yes, they're continuing to spend heavily, you've seen the amount of funding, for example, Houzz raised, so they're aggressively spending. We feel like the investments we're making with in-house marketing tech are how we stay competitive and do well against them.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

We know Wayfair is running 7x to 10x as many commercials as we are, and we know that they're spending 4x, or whatever that number was, 3x or 4x as much, so we know what they are doing. But we've seen other competitors come and do this and eventually they run out of cash. But we kind of, I wouldn't say rope-a-dope but when they do this, at some point it becomes irrational just to go and compete against them and throw away $200 million a year with them. So we tend to rope-a-dope when we have a competitor come along and doing this. And so far, none has proven sustainable. And I'm speaking of Wayfair there, Houzz is a great company. I'm speaking of Wayfair there. Go ahead, JJ.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Next question has to do with artificial intelligence and machine learning, which are the buzz and there's kind of a series of questions. What are we doing with AI and machine learning to drive sales? Are we going to have material CapEx costs to develop technologies? Do we ever think about investing in AI or machine learning companies, like we have in block-chain companies?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

I'll start the answer. I'll start and then turn to you. We are making efforts in AI, which Saum will expand on. We have gotten fantastic talent, Ph.D. talent into this area. It's one of the things we have to build the system and then start plugging it in. We have built it, and we are now plugging it in, or have been plugging it into live systems for a month or two. The experience is good, Saum can expand on that. Before he does, on CapEx, no there's no significant CapEx associated with this because most of it we're doing in the cloud, there's really cool ways to do this in the cloud, customer data platforms, CDPs, it's kind of a field that didn't even exist 3 years ago. Now CDPs are prevalent and we've gone to working with them. Investing
-- if the right company came along and we used its product and thought it was good, you could see us make an investment in an AI company but not searching for one. Go ahead Saum, now why don't you expand on what it is we're actually doing with AI.

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

I think we're ahead of the curve here. As we've already mentioned on marketing, we're using it heavily for in-house systems as well as personalization, both in marketing and on our site and e-mail. And literally, there's a tech buzz term that comes along every few years. I think AI is one that actually is game-changing and will change the whole industry. We're investing it in literally every department you can think of, from customer service, supply chain to marketing.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

And what's nice is, we're not really behind the curve, as some evolutions have caught us off guard, and we played catch-up, we're not playing catch-up on this. We've been aggressively postured in this and are not far behind. I think, actually by the end of the year, we like to think we've been telling ourselves, say 9 months ago, that we were probably had fallen to -- we're in the top 15 or 20 companies in the world in digital marketing but we had fallen off the leading edge, the goal is, by the end of this year, to be back in the top 2 or 3 firms in terms of our expertise in digital marketing. I think that is a fair claim and I think that we will be there, in other words, we're making progress up that quickly. We know even by talking to our only suppliers, we get a general sense of where the industry is and the understanding is, we're well ahead of, by far, the median in the industry.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Right. International sales, anything to call out here? Can we expect any new countries to be added? Tell us a little bit about international?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

International and global, in general, is now growing. I think year-to-date it's around 40% and it's accelerating. I think we are finally, we have a great fellow, Ali El-Husseini, Vice President, running it, he's really been focusing on getting the logistics right. We're within days of being able to accept any currency or essentially any currency in the world. There is a country that we are attacking, there's an area of the world that we are planning on attacking aggressively and have a very aggressive marketing campaign created to attack that location, and you'll see it launching within a matter of weeks.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

All right, thanks. Mobile, what are we doing to improve mobile? And how are our mobile sales?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

A lot to report here, Saum, why don't you take this?

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

Mobile is doing really well. Conversions up significantly year-over-year and we're investing heavily here, it's just continuing to grow.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Yes. It's amazing how the younger you'd go down, the more and more people are comfortable not just shopping but purchasing mobile.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Good. On the growth front, sales growth, are there any categories, in particular, where we've seen good growth compared to others?

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

There are some, I'm not sure we want to call them out. But generally, in the home space we're seeing nice growth as well as some particular subcategories within that.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

As our brand is consolidated around this message of, dream homes for all, that's driving the effects Saum described.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Good. Bitcoin, and it's been in the news, it's value has increased, there's a question if we see material change in the volume of retail sales of Bitcoin and have we changed -- has Overstock changed its strategy on how much of Bitcoin revenue we keep in Bitcoin?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

We have seen a material change, in part because of everything in the news it spiked and then it settled back down to about $50,000 per week, and we have changed our strategy on accumulating Bitcoin. We've gone from keeping 10% of what's spent with Bitcoin to keeping 50%. In Bitcoin, we just got board approval to keep 50% of what is spent in Bitcoin or in other cryptosecurities. I mean we can keep it either in Bitcoin or in some assortment of cryptosecurities, so you'll see a portfolio emerge there. We've had some good luck with some of our -- we've been storing some coins from counterparty for a couple of years and they've grown nicely. Anyway, we have some nice gains in the coin department.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Talking about coins, someone's asked, how should we think about the differences between Bitcoin and Ethereum and do the Medici portfolio companies stand to benefit from both cryptocurrencies? I can address that if you want me to, Patrick.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Go for it.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

So Bitcoin and Ethereum have different benefits. Ethereum is a bit quicker to use. Bitcoin is more of a public blockchain. I know in our portfolio companies, we have companies that focus on one or the other and companies that focus on both. For example, another tZERO platform, on which Overstock digital securities trade, uses both the Ethereum blockchain and the Bitcoin blockchain. The way to think about them differently is, Ethereum can do more transactions more quickly than Bitcoin can but we like them both.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

And there's another solution that the purists like, which is a middle layer called MultiChain, it's grown out of the Bitcoin open source community and it's a layer that can handle the high volume and then on the back-end they stamp to say, Bitcoin. So, there is a solution emerging from the Bitcoin world to the speed advantage of Ethereum or other blockchains.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

That's correct. And the recent fork of Bitcoin and Bitcoin Cash is part of that solution.

There is a question: tell us about the new investments that Medici has made? What do they do? And should we anticipate more investments in the near term?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Why don't you take that Jonathan?

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Okay. Well, we've made 2 investments since our last call, one is Symbiont. Symbiont is a great company based in New York. It's got an encrypted distributed ledger platform that allows multiple parties to reach consensus quickly. We like its management, we like its technology. It's currently receiving recurring revenue from a private equity trading platform that operates in Asia. It's got a deal with Delaware to put corporate records on blockchain, both Medici and then later Overstock plan to take advantage of that. It has a proof-of-concept that's working on for smart truck contracts and loan settlements, so Symbiont, we like it. We've made a modest investment for a modest percentage. Patrick, do you want to say anything else about Symbiont before I talk about Spera?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Just a great firm. I know the people well, Caitlin Long from Morgan Stanley, one of the real theorists and big minds in the blockchain space is over there. And a good firm, there's really 4 significant firms I think of in the "blockchain meets capital market" space: tZERO, Symbiont, R3 and Digital Assets, I think that Symbiont and tZERO have been making real honest-to-God progress at commercial products. You'll see that Symbiont has a deal with Delaware, where they can start doing blockchain corporate registration. I think these are the 2 firms that are getting things done in the world of "blockchain meets capital markets" and it's nice that we're working together and we own a little stake in them.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Right. And we see possibilities of other in the Medici portfolio companies, perhaps licensing the Symbiont technology. Again, we think there are a lot of good network synergies that come out of the Medici portfolio. The other investment we made is in a Utah company called Spera. It is a full spectrum payments company. We think it will be a critical piece in rounding out our portfolio of payments companies and will help solve some serious problems that the other portfolio companies have in complying with remittance laws, U.S. remittance laws. We really think Spera's platform has the potential to expand the reach of cryptocurrency, to Main Street merchants in the U.S. Again, it's another company we like a lot, and we have a little bit bigger stake in it.

And as far as anticipating more investments in the near term, I think we're not looking aggressively for investments now. We like our portfolio, we may exercise an option we have to do another tranche with one of our portfolio companies, but it's not an obligation, it's an option. When good investment opportunities present themselves, we'll look at them hard, we're not in a heavy search mode on investments right now.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Yes, we'd expect unless something sweet came along, nothing before the end of the year, unless something really sweet came.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Another question, it seems like cryptocurrency is having a greater time scaling than anticipated. Do we agree? And if so, thoughts on why that might be? Patrick, do you want to comment on that or would you like me to give an answer?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Well, I'll take the first question. I assume they mean it's taking longer to have pick up than anticipated, could be on currency what's going on is 95% of Bitcoin people are just sitting on, they're hoarding, only 5% is trading. So that has surprised me, I thought that people would be spending more. Other than that, Jonathan, why don't you take it.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

I think, it's going to take some time. There's certainly a network effect. You need consumers comfortable with holding and then spending Bitcoin, and you need merchants comfortable with taking it. I do think that it may happen more quickly overseas. Japan has recognized Bitcoin as a currency. It hasn't happened as much in the U.S. We do think, with our investments in Bitt and Ripio and Spera, that we will be part of the acceleration process for acceptance of cryptocurrencies.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

I'll add one comment on that. On the subject of cryptocurrencies, all coins, not just Bitcoin, I think I should mention that we're days away, I think, from a significant announcement in that regard, a highly significant announcement, I think it'll probably get global attention, actually. So, it's a good question, deserved an honest answer, and the honest answer is I think we're going to do something very significant in the days ahead you'll be reading about. I mean like next week.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Yes, I think it is a big deal. Something that the Medici development team was very excited about. It was their idea and they're excited about participating. We think it's going to be good for cryptocurrencies, in general, and we think it's going to be great for Overstock.

Here's another question, Patrick, Staples is going private, the Nordstrom family is considering taking Nordstrom private. Is it time for Overstock to reconsider or consider going private?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

I think that's a good question. No, no, I think that that's a great question. I think the answer is, yes. I think if I get to the end of this year and the market does not see the value that I see, I think that it is time to -- I think that if we get to the end of the year, you will see -- and there isn't some different understanding of us in the market, you would see something strategic takes place. There's lots of strategic opportunities for us. We are

-- for a lot of the people who see them -- basically, in the last quarter, because Amazon is buying Costco. Suddenly, all of corporate America seems

-- not all of corporate America but a lot of corporate America seems to be freaking out and seeing themselves disrupted by Amazon. And there are industries that are obvious candidates, like brick-and-mortar, but there are other industries that were not at all be obvious to most people. Oh, I said Costco, I meant Whole Foods, sorry. Other corporations are freaking out because they see Amazon coming down the path of disrupting them, and they're not companies that, I think, the market place understands they're in that path. For those companies, what we have built can be a tremendous solution. And they're companies who, in my view, couldn't build this in 50 years, couldn't build the technology and the sophistication and stuff. So we're a wonderful answer to those companies. However, it may be an answer to their competitive threat. The short answer is that either something strategic in that direction or going private, I'd be very interested in going private, and probably looking for the right partner, have some ideas. I'd be very interested in going private at or before the end of this year, in the absence of some major understanding in the marketplace of what we're doing.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Okay. Here's a question that's come in about tZERO digital locate receipt, how should we think about revenue generation as it gains inventory?

Give us some sense of the size, the market potential size for DLRs, Patrick?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Just very rough. I mean we don't have enough experience to say. I think if we get x in inventory of equities, and there are normal distribution of easy to borrow and hard to borrow. I mean we don't have enough experience to say, but I'm kind of -- for the moment, thinking 1%, 1% of x. If we have x in inventory, we should be generating 1% of the x's revenue to tZERO. The size of the opportunity is nothing less than 75% of the revenue of 1 prime broker, 1 massive prime broker whose name everybody knows, 75% of their revenue is for stock in securities lending. This is the best use of blockchain I've ever seen, because it addresses exactly the issues that regulators have, that short sellers have, that prime brokers have. I don't want to be sued if this turns out to be wrong, I think the capacity is 1% of x, if we theoretically got somebody putting in $1 billion, I think we should be generating $10 million through, essentially the bottom line of tZERO, and I think there may be possibilities well beyond that.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

We've been going an hour.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

I can tell you, I just came from the offices with somebody with about $150 billion who're trying to talk into this. So we're having meetings with people with large amounts, and they're not the only one with vast amounts of equities that can be fed into this system. And the real virtue of this is going to be so much better for the pension funds of America, everybody knows about this pension crisis, imagine a tool that lets them scoop back from the prime brokerage system, a bunch of the wealth that they aren't seeing. It can be a tremendous boom for the pension funds.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Patrick, we've been going about an hour, we've gone through about a dozen questions. I'm just going to try and go through the remaining ones with some pace. Two or 3 years ago, you talked about Overstock offering a streaming video service. What's the status of that? And will it be introduced soon?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Yes. We ended up diverting all the resources, that was the same time that sort of the Bitcoin explosion hit, and we've diverted huge amount of resources into Medici. That said, Saum is working on this project, Saum, what do you want to say about it?

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

Yes. We've found, I don't know if we want to call out the party, they're a very...

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Don't say the system.

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

Okay. It's a very large partner. We're doing work on this, and can expect something in Q1.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Overstock has been part of the NASDAQ pilot program, where the spread's on the bid and ask prices are a nickel, rather than a penny. There's a question: What benefits have we concluded as being part of this pilot program?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Well, I'm familiar with two, you want to go for it?

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

If it's okay, I'd like to take the first cut at it. First, I'd say, NASDAQ chooses who is in these pilot programs. They selected us without asking us, we asked if we can be removed from it, we were not removed. So really we have no say, whether we're in or whether we're out. Because of that, we really haven't researched whether the benefits are detriments because either way there's nothing the company can do about it.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

I would also point out that a handful of companies were selected for this and a handful of companies were selected when the SEC tried eliminating the pilot program to eliminate the uptick rule, and a tiny percentage of companies were selected for that, in both cases, we were selected. They ran 2 lotteries and we won them both, which is to say we lost them both, so I've always thought that's a little odd. Anyway, Jonathan, back to you.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

I would concur, and I think being exempted from the uptick rule, right while we were fighting market manipulation was more than a little odd, if you ask me.

Next question is, Patrick, can you identify what makes Overstock an undervalued long candidate with these, what our shareholder has termed "bargain basement stock price in the marketplace" today?

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

It's not my job to tell people what's undervalued, what isn't, do your own trading. I'm just describing to the owners, the business they own. I'm not going to sit making arguments that, oh, we're undervalued and you should buy it. Going the other way, I'll just tell you the facts, you decide what to do yourself.

But, doesn't mean I can't, they're obvious. If one looks to me, I've said for, like, 15 years, Internet companies should be looked at, primarily -- if you're not going to do them off earning, it should be of contribution margin, which we call nectar. Everybody has different business models, all models are different. They grade the first line on everyone's income statement that is the same, that is apples to apples, because when you get to gross profit minus marketing expense. I think that people should value internet companies, the highest you should go up the income statement is value is a multiple of that number, and the lowest you can go down is value is a multiple of earnings, but any measure that isn't of one of those 2 things is nonsense. So the contribution dollar multiple is, maybe a place, if I were to suggest people start looking at modeling, that's what I would do. When as you're running the business what you need to focus on the contribution dollars than your corporate expenses.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

All right. Is Overstock continuing to shift to home and garden goods? Saum, maybe you could address that.

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

Yes, we are and that's where our customers are gravitating, especially with our new focus there. But a lot of the margin improvement you see is actually operational improvements that are showing nice improvements.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Okay. And has there been a change in our promotion strategy?

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

I'd say, yes, more recently, I think, we're getting a lot better at the right offer to the right audience and it's another area we're leveraging technology to make the right offer to the consumer.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

I would like to pile in on that a little bit, Jonathan. So the average order size has continued to increase this quarter. I think it's, what was it, $195, Rob?

Robert P. Hughes - Overstock.com, Inc. - SVP Finance & Risk Management

We don't disclose that, it did go up 4% this quarter, we did say that.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

We didn't? Well, anyway, it's high -- I think it's an all-time high. And that does reflect mix shift. But to Saum's point, Saum has led the company in reorganizing along very incentive-driven teams, and it's just amazing what these teams, in different parts of the supply chain are doing to drive cost down, to squeeze cost out. It's really been a wonderful evolution in the company that Saum has driven.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Good. Has Overstock made a decision about whether to divest or raise capital into Medici? And why does Overstock feel blockchain technology is worthwhile to its investors?

Patrick, would you like me to address that.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Go ahead, Jonathan.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

First, I'll say we do think blockchain technology is revolutionary. What the Internet did for the nearly free and nearly frictionless transfer of information, we think blockchain technology will do for nearly free and nearly frictionless transfer of assets. And assets includes currency, it includes identity, it includes stocks, equity, it includes a large -- you can define assets broadly. We think that blockchain technology will change the world as much or more than Internet. And being at the front of it and giving a good look at the companies that are changing the world, we think it's a great value to Overstock's shareholders. As far as divesting or raising capital into Medici, we will be looking over the next several months at raising capital. We're not looking at divesting any kind of spinoff. We'd want to do it in a way that's tax advantageous to our shareholders and that, we have not held Medici long enough to do that in such a way, but we are looking at raising money, and hope to be able to raise money in the next several quarters.

Here is a question that we've had asked, I think each of the last 2 calls. Is it possible for Overstock to convert its Series B preferred stock into common stock? It is very thinly traded and loyal shareholders who contributed to the historic offering would be grateful if we would convert it to common stock, is the question. Patrick, if I can answer that.

That's not possible. We can redeem it for a period, for 3 years from the offering, we cannot convert it into common stock, at this point, we don't have an intention to redeem it.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Okay.

Jonathan E. Johnson - Overstock.com, Inc. - President, Medici Ventures and Director

Yes. And then there's other question. Similar question on what we answered on the shareholder value of the tech and blockchain investments. I think we've adequately addressed that. Those are the questions that have come in, Patrick. And I think we've addressed them all.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Great. A couple of dozen questions, a lot of material. Thank you very much. Saum, do you want to say anything in closing first?

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

The one challenge we have discussed was the Google change, and we have a solid plan on improving our site experience, mobile, and page speed.

I feel confident the team will execute well against that and see strong results in the latter half of the year.

Patrick M. Byrne - Overstock.com, Inc. - Founder, CEO, and Director

Agreed. Okay. Thank you for your confidence in us. In Saum, you've got a killer President, over the retail business and Jonathan over Medici. You've got people burning the midnight oil on your behalf. We think we're building something super valuable, the market sometimes doesn't tend to see, not in our eyes. But, it's an honor to work for you and we feel the rest of this year will play out, surprisingly, nicely in my expectation. And, like I say, if people still don't see why we've got a blockchain company mixed in with a dotcom company, maybe then that will be time to do something strategic. Thank you very much.

Saum Noursalehi - Overstock.com, Inc. - President, Retail and Director

Thank you.

Operator

Ladies and gentlemen, thank you for your participation in today's conference. This concludes the program and you may disconnect.

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